Exhibit 10.102

AMENDMENT TO SHARED SERVICES AGREEMENT

This Amendment dated as of January 1, 2004 by and between Nexstar Broadcasting, Inc. (“Nexstar”) and Mission Broadcasting, Inc. (“Mission”) is made to that certain Shared Services Agreement dated as of June 1, 1999 by and between Mission (formerly known as Mission Broadcasting of Wichita Falls, Inc.) and Nexstar Broadcasting of Wichita Falls, L.P.

WHEREAS, Mission is the licensee of television broadcast station KJTL, Wichita Falls, Texas and low power television station KJBO-LP, Wichita Falls, Texas;

WHEREAS, Nexstar, as successor to Nexstar Broadcasting of Wichita Falls, L.P., is the licensee of television broadcast station KFDX-TV, Wichita Falls, Texas;

WHEREAS, Mission and Nexstar entered into the Agreement for their mutual benefit;

NOW THEREFORE, for and in consideration of the foregoing, Nexstar and Mission hereby amend the Agreement as follows:

1. Nexstar has assumed all of Nexstar Broadcasting of Wichita Falls, L.P.’s rights and obligations under the Agreement.

2. Paragraph 4(g) of the Agreement is deleted in its entirety and the following is substituted in its place: “4(g) Services Fee. In consideration for the services to be provided to the Stations by Nexstar personnel as described in Sections 4(a) through 4(f), Mission will pay Nexstar the fee (the “Services Fee”) described in this Section 4(g).

(i) Base Amount. Subject to the remaining provisions of this Section 4(g), the base amount of the Services Fee will be Seventy Thousand Dollars ($70,000) per month.

(ii) Payment Terms. The Services Fee will be payable monthly, in arrears, from and after the month during which this Agreement is executed, and will be prorated on a daily basis for the first and last months during which the sharing arrangements described in Sections 4(a) through 4(f) are in effect.

3. These revised payment terms are effective as of the date hereof.

4. As so amended, all sections and provisions of the Agreement are hereby ratified in full.

IN WITNESS WHEREOF, the parties have executed this amendment as of the date first written above.

NEXSTAR BROADCASTING, INC.

By:	/s/ G. Robert Thompson

Name:	G. Robert Thompson
Title:	Chief Financial Officer

MISSION BROADCASTING, INC.

By:	/s/ David S. Smith

Name:	David S. Smith
Title:	President